Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cyalume Technologies Holdings, Inc.

West Springfield, Massachusetts

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 26, 2013, relating to the consolidated financial statements and schedule of Cyalume Technologies Holdings, Inc., which is contained in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Boston, Massachusetts
April 22, 2013